EXHIBIT 99.1

Creative Medical Technology Holdings Announces

$1.85 Million Registered Direct Offering

Priced At-The-Market Under Nasdaq Rules

PHOENIX, October 23, 2024-- Creative Medical Technology Holdings, Inc. (“Creative Medical Technology” or the “Company”) (NASDAQ: CELZ), a leading commercial-stage biotechnology company focused on a regenerative approach to immunotherapy, endocrinology, urology, gynecology, and orthopedics, announced today that it has entered into definitive securities purchase agreements with certain institutional investors for the purchase and sale of 418,552 shares of the Company’s common stock at an offering price of $4.42 per share in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company will issue warrants to purchase up to 837,104 shares of common stock. The warrants have an exercise price of $4.42 per share, will be exercisable upon stockholder approval of the exercisability of the warrants under Nasdaq rules and will have a term of five years following the initial date of exercise. The closing of the offerings is expected to occur on or about October 23, 2024, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offerings.

The gross proceeds to the Company from the offerings are expected to be approximately $1.85 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offerings for working capital and general corporate purposes.

The securities in the offering described above (but not the warrants issued in the concurrent private placement or the shares of common stock underlying the warrants) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-282512) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 15, 2024. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the registered direct offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, by phone at (800) 678-9147.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Creative Medical Technology Holdings

Creative Medical Technology Holdings, Inc. is a commercial-stage biotechnology company specializing in stem cell technology in the fields of immunotherapy, urology, neurology, and orthopedics.  For further information about the Company, please visit www.creativemedicaltechnology.com.

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Forward Looking Statements

This news release may contain forward-looking statements, including but not limited to comments regarding the timing and content of upcoming clinical trials and laboratory results, marketing efforts, funding, etc. Forward-looking statements address future events and conditions, which may involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated in such statements. See the periodic and other reports filed by Creative Medical Technology Holdings, Inc. with the Securities and Exchange Commission and available on the Commission's website at www.sec.gov.

Company Contact

Creative Medical Technology

IR@CreativeMedicalTechnology.com

Investor Relations

Devin Sullivan, Managing Director

The Equity Group Inc.

dsullivan@equityny.com

Conor Rodriguez, Analyst

crodriguez@equityny.com

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